Exhibit 99.1

TRIBUNE PUBLISHING REPORTS SECOND QUARTER 2019 RESULTS

Net income from continuing operations up more than $20 million year-over-year

Continued growth momentum in digital-only subscribers reaching 300,000

CHICAGO, August 7, 2019 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ: TPCO) today announced financial results for the second quarter ended June 30, 2019. Unless otherwise noted, amounts and disclosures throughout this earnings release relate to continuing operations and exclude all discontinued operations including the Los Angeles Times, the San Diego Union-Tribune and other assets of the California News Group (collectively, the “California properties”) and forsalebyowner.com.

Second Quarter 2019 Highlights:

•	Total revenues were $250.3 million, down from $253.0 million in the second quarter of 2018

•	Net income from continuing operations was $5.3 million in the second quarter of 2019 compared to a net loss of $15.1 million in the second quarter of 2018

•
Due to the substantial gain from the sale of the California properties in June 2018, net income attributable to Tribune Publishing common stockholders decreased to $2.7 million, or $0.08 per share, in the second quarter of 2019 compared to $265.0 million, or $7.51 per share, in the second quarter of 2018

•	Adjusted EBITDA increased to $24.4 million, up $2.2 million year-over-year

•	Digital content revenues increased 32.1% compared to the second quarter of 2018

•	Digital-only subscribers increased 44% to 300,000 at the end of the second quarter 2019, up from 208,000 at the end of the second quarter 2018

Timothy P. Knight, Tribune Publishing Chief Executive Officer and President, said: “We are very pleased with our solid financial and operational performance in the second quarter 2019, as we delivered revenue and adjusted EBITDA above the high end of our guidance, reflecting our strong execution and the success of our ongoing cost management efforts. We are also proud to report that we reached 300,000 digital-only subscribers this quarter as our initiatives to grow our digital subscription volume and revenue continue to gain traction. In addition, the changes we made in 2018 to both our newsroom operations and sales strategies continue to drive operating momentum across the organization.”

Second Quarter 2019 Results
Second quarter 2019 total revenues were $250.3 million, down $2.7 million or 1.1% compared to $253.0 million for the second quarter 2018. Revenues for the second quarter 2019 include $13.3 million attributable to two extra operating months in the quarter for the Virginian-Pilot Media Companies (“VPMC”) acquisition compared to the prior year period and revenue associated with the Company’s Transition Service Arrangement with the California properties.

Second quarter 2019 total advertising revenue and digital advertising revenue were $103.6 million and $23.7 million, respectively.

Total operating expenses, including depreciation and amortization, in the second quarter of 2019 were $242.2 million, down 4.7% compared to $254.3 million in the second quarter of 2018. The decrease resulted from the Company’s ongoing disciplined cost management partially offset by the impact of VPMC.

Net income from continuing operations was $5.3 million in the second quarter of 2019, compared to a loss of $15.1 million in the second quarter of 2018.

Adjusted EBITDA was $24.4 million in the second quarter of 2019, which grew by $2.2 million versus the second quarter of 2018. The year-over-year increase is primarily driven by disciplined expense management and growth in digital content revenue.

For the quarter ended June 30, 2019, capital expenditures totaled $9.3 million. Cash balance at June 30, 2019 was $139.9 million, which includes $37.3 million of restricted cash reflected in long-term assets.

Segment Results
The Company operates in two segments: M, which is comprised of the Company’s media groups excluding their digital revenues and related expenses (except digital subscription revenues when bundled with a print subscription) and X, which includes all digital revenues and related expenses of the Company from local Tribune Publishing websites, third-party websites, mobile applications, digital-only subscriptions, Tribune Content Agency and BestReviews.

Included in the tables below is segment reporting for M and X for the second quarters of 2019 and 2018.

M
Second quarter 2019 M total revenues were $199.8 million, down 5.9% compared to the second quarter of 2018. Excluding the impact of VPMC, revenue was down 9.5% year-over-year.

Second quarter 2019 operating expenses for M decreased 8.0% compared to the prior-year quarter, driven primarily by cost reduction actions and shifting of costs from M to X partially offset by increased expenses related to the VPMC business.

Second quarter 2019 income from operations for M was $11.8 million and Adjusted EBITDA was $16.6 million, up from $7.9 million and $15.7 million, respectively, for the second quarter of 2018.

X
Total revenues for X for the second quarter of 2019 were $45.1 million, up 12.3%, primarily driven by the impact of the VPMC business, as well as core growth in digital-only subscription revenue. Content revenues in the second quarter of 2019, which include digital-only subscription revenues, content syndication and e-commerce revenues, increased by 32.1% year-over-year. Excluding the impact of the VPMC acquisition, organic content revenues were up 31.2%.

Second quarter 2019 operating expenses for X decreased 3.2% compared to the second quarter of 2018, driven primarily by a decrease in depreciation expenses associated with upgrades to our digital assets and a reduction in restructuring charges. This decrease in depreciation expenses was partially offset by increased resources and associated costs shifting to X from M and increased expenses associated with the VPMC business.

Second quarter 2019 income from operations for X was $9.5 million, up from $3.5 million in the second quarter of 2018 and Adjusted EBITDA was $12.2 million, up $1.0 million compared to the second quarter of 2018.

Digital-only subscribers grew to 300,000, up 44% from the prior year and up 6% sequentially from the first quarter of 2019.

2019 Outlook
For the full year, the Company increases its Adjusted EBITDA guidance to a new range of $102 million to $106 million.

For the third quarter of 2019, the Company expects total revenues to range from $235 million to $240 million and Adjusted EBITDA to range from $21 million to $23 million.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s second quarter 2019 results at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Wednesday, August 7, 2019. The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.494.0195 (508.637.5599 for international callers) and entering conference ID 6269986. An archived version of the webcast will also be available for one year on the Tribune Publishing website. You can also access this replay via telephone, until August 14, 2019, by dialing 855.859.2056 (404.537.3406 for international callers) and entering conference ID 6269986.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted same-business operating expenses, Adjusted Income (Loss) From Continuing Operations available to Tribune Publishing common stockholders, and Adjusted Diluted EPS are not measures presented in accordance with generally accepted accounting principles in the United States (U.S. GAAP) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted same-business operating expenses, Adjusted Income (Loss) From Continuing Operations available to Tribune Publishing common stockholders, and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted same-business operating expenses, Adjusted Income (Loss) From Continuing Operations available to Tribune Publishing common stockholders, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted same-business operating expenses, Adjusted Income (Loss) From Continuing Operations available to Tribune Publishing common stockholders and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends, and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include: changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to develop and grow our online businesses; changes in newsprint price; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interests may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For more information about these and other risks see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward-looking. Whether or not any such forward-looking statements, in fact, occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing (NASDAQ: TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun,  Orlando Sentinel, South Florida's Sun-Sentinel, Virginia’s Daily Press and The Virginian-Pilot, The Morning Call of Lehigh Valley, Pennsylvania, and the Hartford Courant.

In addition to award-winning local media businesses, Tribune Publishing operates national and international brands such as Tribune Content Agency and The Daily Meal and is the majority owner of the product review website BestReviews.

Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Michael Ferreter
Tribune Publishing Investor Relations
312.222.3225
mferreter@tribpub.com

Media Contact:
Tilden Katz
Tribune Publishing Corporate Communications
312.606.2614
tilden.katz@fticonsulting.com
Source: Tribune Publishing

###

Exhibits:
Condensed Consolidated Statements of Income (Loss)
Segment Income, Expenses, and Non-GAAP Reconciliations
Condensed Consolidated Balance Sheets
Non-GAAP Reconciliations - Income (Loss) from Continuing Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Same-Business Operating Expenses
Non-GAAP Reconciliations - Income (Loss) from Continuing Operations available to Tribune Publishing common stockholders to Adjusted Net Income (Loss) from continuing operations available to Tribune Publishing common stockholders and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three Months Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Operating revenues	$250,327	$253,037	$494,852	$491,576

Operating expenses	242,222	254,282	494,149	524,582

Income (loss) from operations	8,105	(1,245)	703	(33,006)

Interest income (expense), net	315	(5,412)	535	(11,976)
Loss on early extinguishment of debt	—	(7,666)	—	(7,666)
Loss on equity investments, net	(555)	(665)	(1,042)	(1,394)
Other income (expense), net	(56)	3,640	17	7,303
Income (loss) from continuing operations before income taxes	7,809	(11,348)	213	(46,739)
Income tax expense (benefit)	2,465	3,753	(417)	(2,926)
Net income (loss) from continuing operations	5,344	(15,101)	630	(43,813)
Plus: Earnings (loss) from discontinued operations, net of taxes	(722)	280,545	(722)	294,745
Net income (loss)	4,622	265,444	(92)	250,932
Less: Income attributable to noncontrolling interest	1,926	448	1,887	710
Net income (loss) attributable to Tribune common stockholders	$2,696	$264,996	$(1,979)	$250,222

Net income (loss) attributable to Tribune per common share - Basic
Continuing operations	$0.10	$(0.44)	$(0.04)	$(1.27)
Discontinued operations	(0.02)	7.95	(0.02)	8.41
Net income (loss) attributable to Tribune per common share - Basic	$0.08	$7.51	$(0.06)	$7.14

Net income (loss) attributable to Tribune per common share - Diluted
Continuing operations	$0.10	$(0.44)	$(0.04)	$(1.27)
Discontinued operations	(0.02)	7.95	(0.02)	8.41
Net income (loss) attributable to Tribune per common share - Diluted	$0.08	$7.51	$(0.06)	$7.14

Weighted average shares outstanding:
Basic	35,711	35,288	35,669	35,045
Diluted	35,866	35,288	35,669	35,045

TRIBUNE PUBLISHING COMPANY
SEGMENT INFORMATION
(In thousands) (Unaudited)
Preliminary
The tables below show the segmentation of income and expenses for the three and six months ended June 30, 2019, as compared to the three and six months ended July 1, 2018.

	Three Months Ended
	M		X		Corporate and Eliminations		Consolidated
	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018
Total revenues	$199,800	$212,297	$45,066	$40,141	$5,461	$599	$250,327	$253,037
Operating expenses	188,030	204,410	35,520	36,691	18,672	13,181	242,222	254,282
Income (loss) from operations	11,770	7,887	9,546	3,450	(13,211)	(12,582)	8,105	(1,245)
Depreciation and amortization	4,941	3,990	2,388	4,505	4,319	4,447	11,648	12,942
Adjustments (1)	(125)	3,865	312	3,312	4,488	3,344	4,675	10,521
Adjusted EBITDA	$16,586	$15,742	$12,246	$11,267	$(4,404)	$(4,791)	$24,428	$22,218
(1) See Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA for additional information on adjustments.

	Six Months Ended
	M		X		Corporate and Eliminations		Consolidated
	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018	Jun 30, 2019	Jul 1, 2018
Total revenues	$397,825	$416,508	$84,649	$75,285	$12,378	$(217)	$494,852	$491,576
Operating expenses	372,374	408,821	80,413	72,453	41,362	43,308	494,149	524,582
Income (loss) from operations	25,451	7,687	4,236	2,832	(28,984)	(43,525)	703	(33,006)
Depreciation and amortization	11,227	7,962	4,565	9,054	7,940	8,943	23,732	25,959
Adjustments (1)	3,561	8,744	5,867	5,262	11,857	23,687	21,285	37,693
Adjusted EBITDA	$40,239	$24,393	$14,668	$17,148	$(9,187)	$(10,895)	$45,720	$30,646
(1) See Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA for additional information on adjustments.

Segment M	Three Months Ended			Six Months Ended
	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018	% Change
Operating revenues:
Advertising	$79,827	$87,800	(9.1%)	$155,759	$170,542	(8.7%)
Circulation	84,809	88,616	(4.3%)	171,479	173,242	(1.0%)
Other	35,164	35,881	(2.0%)	70,587	72,724	(2.9%)
Total revenues	199,800	212,297	(5.9%)	397,825	416,508	(4.5%)
Operating expenses	188,030	204,410	(8.0%)	372,374	408,821	(8.9%)
Income from operations	11,770	7,887	49.2%	25,451	7,687	*
Depreciation and amortization	4,941	3,990	23.8%	11,227	7,962	41.0%
Adjustments (1)	(125)	3,865	*	3,561	8,744	(59.3%)
Adjusted EBITDA	$16,586	$15,742	5.4%	$40,239	$24,393	65.0%
* Represents positive or negative change in excess of 100%
(1) See Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA for additional information on adjustments.

Segment X	Three Months Ended			Six Months Ended
	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018	% Change
Operating revenues:
Advertising	$23,720	$23,987	(1.1%)	$44,556	$46,037	(3.2%)
Content	21,346	16,154	32.1%	40,093	29,248	37.1%
Total revenues	45,066	40,141	12.3%	84,649	75,285	12.4%
Operating expenses	35,520	36,691	(3.2%)	80,413	72,453	11.0%
Income from operations	9,546	3,450	*	4,236	2,832	49.6%
Depreciation and amortization	2,388	4,505	(47.0%)	4,565	9,054	(49.6%)
Adjustments (1)	312	3,312	(90.6%)	5,867	5,262	11.5%
Adjusted EBITDA	$12,246	$11,267	8.7%	$14,668	$17,148	(14.5%)
* Represents positive or negative change in excess of 100%
(1) See Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA for additional information on adjustments.

TRIBUNE PUBLISHING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	June 30, 2019	December 30, 2018
Assets
Current Assets:
Cash	$102,632	$97,560
Accounts receivable	112,047	145,463
Inventories	6,516	9,587
Prepaid expenses and other	19,534	18,197
Total current assets	240,729	270,807
Net Properties, Plant and Equipment	131,883	144,963
Other Assets
Goodwill	132,172	132,146
Intangible assets, net	72,896	77,229
Software, net	23,270	27,117
Lease right of use assets	106,851	—
Restricted cash	37,290	43,947
Other long-term assets	15,509	30,418
Total other assets	387,988	310,857
Total assets	$760,600	$726,627

Liabilities and Equity
Current Liabilities
Accounts payable	$45,129	$70,555
Employee compensation and benefits	42,896	61,001
Deferred revenue	47,632	51,114
Dividends payable to stockholders	53,845	—
Current portion of long-term lease liability	21,558	—
Current portion of long-term debt	100	405
Other current liabilities	21,283	21,203
Liabilities associated with assets held for sale	—	6,249
Total current liabilities	232,443	210,527
Non-Current Liabilities
Long-term lease liability	108,416	—
Workers’ compensation, general liability and auto insurance payable	25,703	30,606
Pension and postretirement benefits payable	18,477	20,150
Deferred rent	—	25,424
Long-term debt	6,801	6,799
Other obligations	8,218	20,053
Total non-current liabilities	167,615	103,032
Noncontrolling Equity Interest	38,243	39,756
Equity
Total stockholders' equity	322,299	373,312
Total liabilities and equity	$760,600	$726,627

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands) (Unaudited)
Preliminary
Reconciliation of Income (Loss) From Continuing Operations to Adjusted EBITDA:

	Three Months Ended			Six Months Ended
	Jun 30, 2019	Jul 1, 2018	% Change	Jun 30, 2019	Jul 1, 2018	% Change
Net income (loss) from continuing operations	$5,344	$(15,101)	*	$630	$(43,813)	*
Income tax expense (benefit) from continuing operations	2,465	3,753	(34.3%)	(417)	(2,926)	(85.7%)
Interest expense (income), net	(315)	5,412	*	(535)	11,976	*
Loss on the early extinguishment of debt	—	7,666	*	—	7,666	*
Loss on equity investments, net	555	665	(16.5%)	1,042	1,394	(25.3%)
Other (income) expense, net	56	(3,640)	*	(17)	(7,303)	(99.8%)
Income (loss) from operations	8,105	(1,245)	*	703	(33,006)	*
Depreciation and amortization	11,648	12,942	(10.0%)	23,732	25,959	(8.6%)
Restructuring and transaction costs (1)	1,796	7,578	(76.3%)	12,669	33,163	(61.8%)
Stock-based compensation	2,879	2,943	(2.2%)	8,616	4,530	90.2%
Adjusted EBITDA from continuing operations	$24,428	$22,218	9.9%	$45,720	$30,646	49.2%
* Represents positive or negative change in excess of 100%

(1) -
Restructuring and transaction costs include costs related to Tribune's internal restructuring, such as severance, charges associated with vacated space, costs related to completed and potential acquisitions and a one-time charge related to the Consulting Agreement.

Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Same-Business Operating Expenses
Adjusted same-business operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation, the additional expenses related to the 2018 acquisitions (e.g. same-business) and the impact of the Transition Service Agreement expenses. Management believes that adjusted same-business operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

	Three Months Ended June 30, 2019			Three Months Ended July 1, 2018
	GAAP	Adjustments	Adjusted Same- Business	GAAP	Adjustments	Adjusted Same- Business

Compensation	$95,808	$(7,468)	$88,340	$106,455	$(11,640)	$94,815
Newsprint and ink	15,118	(952)	14,166	16,770	(596)	16,174
Outside services	80,425	(6,230)	74,195	81,818	(2,200)	79,618
Other operating expenses	39,223	(8,211)	31,012	36,297	(2,584)	33,713
Depreciation and amortization	11,648	(11,648)	—	12,942	(12,942)	—

Total operating expenses	$242,222	$(34,509)	$207,713	$254,282	$(29,962)	$224,320

	Six Months Ended June 30, 2019			Six Months Ended July 1, 2018
	GAAP	Adjustments	Adjusted Same- Business	GAAP	Adjustments	Adjusted Same- Business

Compensation	193,517	$(26,109)	$167,408	$217,293	$(20,708)	$196,585
Newsprint and ink	31,221	(2,192)	29,029	31,368	(596)	30,772
Outside services	164,238	(14,539)	149,699	180,803	(23,226)	157,577
Other operating expenses	81,441	(25,548)	55,893	69,159	(8,165)	60,994
Depreciation and amortization	23,732	(23,732)	—	25,959	(25,959)	—

Total operating expenses	$494,149	$(92,120)	$402,029	$524,582	$(78,654)	$445,928

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Income (Loss) From Continuing Operations available to Tribune common stockholders to Adjusted Income (Loss) From Continuing Operations available to Tribune common stockholders and Adjusted Diluted EPS:
Adjusted net income (loss) from continuing operations available to Tribune common stockholders is defined as net income (loss) from continuing operations available to Tribune common stockholders - GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Adjusted Diluted EPS computes Adjusted net income (loss) from continuing operations available to Tribune common stockholders divided by diluted weighted average shares outstanding.
Management believes Adjusted Net income (loss) from continuing operations available to Tribune common stockholders and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

	Three Months Ended
	June 30, 2019		July 1, 2018
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net income (loss) from continuing operations available to Tribune common stockholders - GAAP (1)	$3,418	$0.10	$(15,549)	$(0.44)
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	1,297	0.04	5,471	0.16
Loss on early extinguishment of debt	—	—	5,535	0.16
Adjusted income (loss) from continuing operations available to Tribune common stockholders - Non-GAAP	$4,715	$0.13	$(4,543)	$(0.13)

	Six Months Ended
	June 30, 2019		July 1, 2018
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net income (loss) from continuing operations available to Tribune common stockholders - GAAP (1)	$(1,257)	$(0.04)	$(44,523)	$(1.27)
Adjustments to operating expenses, net of 27.8% tax:
Restructuring and transaction costs	9,147	0.26	23,944	0.68
Loss on early extinguishment of debt	—	—	5,535	0.16
Adjusted income (loss) from continuing operations available to Tribune common stockholders - Non-GAAP	$7,890	$0.22	$(15,044)	$(0.43)
(1) In previous periods the Company used Net income (loss) from continuing operations. The Company believes that using Net income (loss) from continuing operations available to Tribune common stockholders is a more accurate GAAP measure for calculating the impact of adjustments on EPS.